Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Variable Equity Trust

We consent to the use of our report dated February 15, 2013, with respect to the financial statements of Legg Mason Dynamic Multi-Strategy VIT Portfolio, a series of Legg Mason Partners Variable Equity Trust, as of December 31, 2012 incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

April 18, 2013

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Variable Equity Trust

We consent to the use of our report dated February 15, 2013, with respect to the financial statements of Legg Mason Variable Lifestyle Allocation 50%, Legg Mason Variable Lifestyle Allocation 70%, and Legg Mason Variable Lifestyle Allocation 85%, each a series of Legg Mason Partners Variable Equity Trust, as of December 31, 2012 incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

April 18, 2013